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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY




                        AHOLD LEASE U.S.A., INC., Issuer

                        KONINKLIJKE AHOLD N.V., Guarantor



                                 US $564,385,000

   Ahold Lease Pass Through Certificates, Series 2001-A-1 and Series 2001-A-2

                               Purchase Agreement

                                                              New York, New York
                                                                January 26, 2001

Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

            Koninklijke Ahold N.V. (Royal Ahold), a public company with limited liability organized under the laws of The Netherlands, and with its corporate seat in Zaandam (municipality Zaanstad), The Netherlands ("Royal Ahold"), and Ahold Lease U.S.A., Inc., a corporation organized under the laws of the State of Delaware (the "Company"), propose, subject to the terms and conditions stated herein, that First Union National Bank, acting not in its individual capacity but solely as trustee (in its capacity as such trustee, the "Pass Through Trustee") under each of the Pass Through Trust Agreements (the "Pass Through Trust Agreements") to be dated as of February 12, 2001 among the Company and the Pass Through Trusts, will issue and sell to Salomon Smith Barney Inc. ("Salomon") and Morgan Stanley & Co. Incorporated ("Morgan Stanley") (collectively, the "Initial Purchasers"), US $313,665,000 fully accreted aggregate principal amount of 7.82% Ahold Lease Pass Through Certificates, Series 2001-A-1 (the "Series A-1 Securities"), and US $250,720,000 fully accreted aggregate principal amount of 8.62% Ahold Lease Pass Through Certificates, Series 2001-A-2 (the "Series A-2 Securities" and, together with the Series A-1 Securities, the "Securities"). The Securities have the benefit of a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of January 26, 2001, among Royal Ahold, the Company and the Initial Purchasers, pursuant to which Royal Ahold and the Company have agreed (1) to file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to an exchange offer for the

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Securities and (2) under certain circumstances, to register the Securities and, if applicable, the Royal Ahold Guarantees (as defined below) under the Act subject to the terms and conditions therein specified. The term Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

            The property of the Pass Through Trusts will initially consist of notes (the "Notes") which will be issued on a nonrecourse basis under 46 separate indentures (as amended or supplemented, the "Indentures"), each to be dated as of February 12, 2001, between a related lessor under a leveraged lease transaction (each, a "Lessor") and First Union National Bank, as indenture trustee (in such capacity, the "Indenture Trustee").

            The proceeds from the sale of the Notes will be used to finance a portion of the purchase price paid by the Lessors for the purchase of interests in the Leased Property. Pursuant to each of the Guarantees each dated as of January 26, 2001 (collectively, the "Royal Ahold Guarantees") made by Royal Ahold with respect to each related Lease, Royal Ahold will unconditionally guarantee the payment when due of each and every obligation of the Company under the related Lease.

            Unless otherwise defined in this Agreement, capitalized terms have the meanings specified or referred to in the Pass Through Trust Agreements and Appendix A of two separate Participation Agreements, each dated as of January 26, 2001 (the "Participation Agreements"), whether expressly referred to therein or by reference to another document. Certain terms used herein are defined in
Section 21 hereof.

            The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

            In connection with the sale of the Securities, Royal Ahold and the Company have prepared a preliminary offering memorandum, dated November 10, 2000 (including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated January 26, 2001 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). For purposes of this Agreement, the Preliminary Memorandum and the Final Memorandum shall include any documents or portions thereof incorporated by reference therein as set forth under "Available Information" included therein. Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning Royal Ahold, the Company and the Securities. Each of Royal Ahold and the Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms "amend," "amendment" or "supplement" with respect

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                                                                               3

to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act, subsequent to the Execution Time which is incorporated by reference therein.

            1. Representations and Warranties of Royal Ahold and the Company. Royal Ahold and the Company, jointly and severally, represent and warrant to, and agree with, each Initial Purchaser that:

            (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum at the Execution Time did not, and as amended or supplemented as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither Royal Ahold nor the Company makes any representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, as amended or supplemented, if applicable, in reliance upon and in conformity with information relating to such Initial Purchasers furnished in writing to Royal Ahold or the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

            (b) The documents incorporated by reference into the Final Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and none of such documents when so filed included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each document, if any, hereafter filed and incorporated by reference in the Final Memorandum and any further amendment or supplement thereto (other than documents incorporated therein relating solely to an offering of securities other than the Securities), when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing representations do not apply to statements in or omissions from any of such documents based upon written information furnished to Royal Ahold or the Company by any Initial Purchaser specifically for use therein.

            (c) Neither Royal Ahold nor the Company nor any of their Affiliates, nor any person acting on behalf of Royal Ahold or the Company or any of their Affiliates has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under

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                                                                               4

     the Act, provided, however, no representation is made with respect to the Initial Purchasers or any of their Affiliates.

            (d) Neither Royal Ahold nor the Company nor any of their Affiliates, nor any person acting on behalf of Royal Ahold or the Company or any of their Affiliates (provided, however, no representation is made with respect to the Initial Purchasers or any of their Affiliates) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States to any U.S. person (as such terms are defined in Regulation S under the Securities Act ("Regulation S")) the Securities or any security of the same class or series as the Securities required to be integrated with the issuance of the Securities or (ii) has offered or will offer or sell the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

            (e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

            (f) Neither Royal Ahold nor the Company, nor any of their Affiliates, nor any person acting on behalf of Royal Ahold or the Company has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

            (g) Neither Royal Ahold nor the Company is, nor, after giving effect to the offering and sale of the Securities, will be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (h) Royal Ahold is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Company is not currently subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and will not be subject to such reporting requirements prior to the registration of the Securities pursuant to the Registration Rights Agreement.

            (i) Neither Royal Ahold nor the Company nor any of their Affiliates has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement).

            (j) Neither Royal Ahold nor the Company has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or to result in stabilization or manipulation of the price of any security of Royal Ahold or the Company to facilitate the sale or resale of the Securities; provided, however, that this provision shall not apply to stabilization or other activities conducted by the Initial Purchasers or on their behalf.

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            (k) Each of Royal Ahold and the Company has been duly incorporated and is validly existing under the laws of its jurisdiction of incorporation, with corporate power and corporate authority to own or lease its properties and conduct its business as described in the Final Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing (where applicable) under the laws of its jurisdiction of incorporation.

            (l) Each of Royal Ahold and the Company has an authorized capitalization as set forth in the Final Memorandum, and all of the issued shares of capital stock of Royal Ahold have been duly and validly authorized and issued, and are fully paid and non-assessable; all of the issued shares of capital stock of each Significant Subsidiary and of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Royal Ahold, free and clear of all liens, encumbrances, equities or claims.

            (m) The statements in the Final Memorandum under the headings "Certain ERISA Considerations", "Description of the Pass Through Certificates" and "Exchange Offer; Registration Rights" fairly summarize the matters therein described.

            (n) The compliance by Royal Ahold and the Company, as the case may be, with all of the provisions of this Agreement, the Pass Through Trust Agreements, the Royal Ahold Guarantees, the Registration Rights Agreement and each of the other Operative Agreements to which they are a party and the consummation of the transactions herein and therein contemplated does not, and will not, as the case may be, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Royal Ahold, the Company or any of the Significant Subsidiaries is a party or by which Royal Ahold, the Company or any of the Significant Subsidiaries is bound or to which any of the property or assets of Royal Ahold, the Company or any of the Significant Subsidiaries is subject, nor does, nor will, as the case may be, such action result in any violation of the provisions of the constituent documents of Royal Ahold, the Company or any of the Significant Subsidiaries or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over Royal Ahold, the Company or any of the Significant Subsidiaries or any of their properties; and no Governmental Authorizations are required for the issue and sale of the Securities or the consummation by Royal Ahold and the Company of the transactions contemplated by this Agreement, the Pass Through Trust Agreements, the Royal Ahold Guarantees, the Registration Rights Agreement or any of the other Operative Agreements to which Royal Ahold or the Company is, or will be, a party, except (A) such Governmental

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     Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you and (B) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside The Netherlands and the United States in connection with the purchase and distribution of the Securities by or for the account of the Initial Purchasers.

            (o) This Agreement has been duly authorized, executed and delivered by each of Royal Ahold and the Company.

            (p) The Pass Through Trust Agreements have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Pass Through Trustee, constitute valid and legally binding agreements of the Company, enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

            (q) The Registration Rights Agreement has been duly authorized, executed and delivered by each of Royal Ahold and the Company and, assuming due authorization, execution and delivery by the Initial Purchasers constitutes a valid and legally binding agreement of each of Royal Ahold and the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

            (r) Each of the other Operative Agreements to which Royal Ahold or the Company is or will be a party has been duly authorized by Royal Ahold or the Company, as applicable, and, when executed by the authorized officers or attorneys-in-fact of Royal Ahold or the Company (assuming the due authorization, execution and delivery thereof by the other parties thereto) and delivered by Royal Ahold or the Company, as the case may be, will constitute a valid and legally binding agreement of Royal Ahold or the Company, as applicable, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

            (s) Assuming the due authorization of the Securities by the Pass Through Trustee, the Securities, when issued, authenticated and delivered by the Pass Through Trustee in accordance with the provisions of the Pass Through Trust Agreements against payment therefor by the Initial Purchasers as provided in this Agreement, will constitute valid and legally binding instruments of the Pass Through Trustee entitled to the benefits of the Pass Through Trust Agreements, subject, as to enforceability, to bankruptcy,

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                                                                               7

     insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The Securities conform in all material respects to the description thereof contained the Final Memorandum.

            (t) Neither Royal Ahold, nor the Company nor any of the Significant Subsidiaries has sustained since the date of the latest audited financial statements included in the Final Memorandum or incorporated by reference therein, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in either case material to Royal Ahold and its Subsidiaries, taken as a whole, and otherwise than as set forth or contemplated in the Final Memorandum; and, since the respective dates as of which information is given in the Final Memorandum, there has not been any change in the capital stock or consolidated long-term debt of Royal Ahold or the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, financial position, shareholders' equity or results of operations of Royal Ahold or any of its Subsidiaries taken as a whole or the members of the Supervisory Board or the Corporate Executive Board of Royal Ahold otherwise than as set forth or contemplated in the Final Memorandum.

            (u) Other than as set forth or incorporated by reference in the Final Memorandum, there are no legal or governmental proceedings pending to which Royal Ahold, the Company or any of the Significant Subsidiaries is subject which are reasonably likely, individually or in the aggregate, to have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of Royal Ahold and its Subsidiaries, taken as a whole; and, to the best of Royal Ahold's and the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others.

            (v) Each of Royal Ahold and its Subsidiaries and the Company owns or leases all such properties as are necessary to perform their respective obligations under the Operative Agreements.

            (w) Deloitte & Touche, Accountants, who have certified certain financial statements of Royal Ahold and its consolidated Subsidiaries are independent public accountants as required by the Act and the applicable published rules and regulations thereunder.

            (x) There are no stamp or other issuance of transfer taxes or duties or other similar fees or charges under the laws of the United States or The Netherlands required to be paid in connection with the execution and delivery by Royal Ahold of this Agreement or the Royal Ahold Guarantees.

            (y) The statements set forth in the Final Memorandum under the caption "Certain Federal Income Tax Consequences," insofar as they constitute matters of United

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                                                                               8

     States federal income tax law or legal conclusions with respect thereto, are accurate in all material respects.

            (z) Each of Royal Ahold, its Significant Subsidiaries and the Company has all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their properties and conduct their businesses as described in the Final Memorandum, except to the extent that the failure to obtain such licenses, franchises, permits, authorizations, approvals and orders, will not, individually or in the aggregate, have a material adverse effect on the general affairs, consolidated financial position or results of operation of Royal Ahold and its Subsidiaries, taken as a whole.

            Any certificate signed by any officer of Royal Ahold or the Company, as the case may be, and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by Royal Ahold and the Company as to matters covered thereby, to each Initial Purchaser.

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth and upon satisfaction of the conditions precedent in the Pass Through Trust Agreements, the Company agrees to deliver a request pursuant to Section 2.01 of each of the Pass Through Trust Agreements and to cause the Pass Through Trustee to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Pass Through Trustee the principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto, at a purchase price of 97.061% of the principal amount of the Series A-1 Securities and at a purchase price of 96.771% of the principal amount of the Series A-2 Securities.

            3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on February 12, 2001, or at such time on such later date as the Initial Purchasers shall designate, which date and time may be postponed by agreement between the Initial Purchasers, Royal Ahold and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Initial Purchasers for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers of the purchase price thereof to or upon the order of the Pass Through Trustee by wire transfer payable in same-day funds to the account specified by the Pass Through Trustee. Delivery of the Securities shall be made through the facilities of The Depository Trust Company, except sales to institutions that are "accredited investors" or unless the Initial Purchasers shall otherwise instruct.

            As compensation to the Initial Purchasers, the Company and Royal Ahold shall pay or cause to be paid to Salomon for the accounts of the Initial Purchasers the amount of US $4,938,369, which amount shall be allocated among the Initial Purchasers in the manner determined by the Initial Purchasers. Such payment shall be made simultaneously with the

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                                                                               9

payment by the Initial Purchasers of the purchase price of the Securities and shall be made by wire transfer of immediately available funds.

            4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with Royal Ahold and the Company that:

            (a) It is an "accredited investor" within the meaning of Regulation D.

            (b) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) who provide to it and to the Company and Royal Ahold a letter in the form of Exhibit A hereto; or (iii) in accordance with the restrictions set forth in Exhibit B hereto.

            (c) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

            5. Agreements. Each of Royal Ahold and the Company agrees with each Initial Purchaser that:

            (a) Royal Ahold and the Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

            (b) Royal Ahold and the Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, if such proposed amendment or supplement is disapproved by the Initial Purchasers promptly after reasonable notice thereof; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers and promptly notified to Royal Ahold and the Company), Royal Ahold will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless Royal Ahold and the Company have furnished the Initial Purchasers with a copy of such document for their review.

            (c) If at any time prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers and promptly notified to Royal Ahold and the Company), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in

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                                                                              10

     the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, Royal Ahold and the Company promptly (i) will notify the Initial Purchasers of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare, at their own expense, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request.

            (d) Royal Ahold and the Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall Royal Ahold or the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to file a general or unlimited consent to process in any jurisdiction or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. Royal Ahold and the Company will promptly advise the Initial Purchasers of the receipt by Royal Ahold or the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (e) Royal Ahold and the Company will not, and will not permit any of their Subsidiaries to, resell any Securities (other than Securities issued pursuant to a registration statement in accordance with the Registration Rights Agreement) that have been acquired by any of them.

            (f) Neither Royal Ahold nor the Company, nor any of their Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act; provided, however, that this provision shall not apply to such activities conducted by the Initial Purchasers or on their behalf.

            (g) Neither Royal Ahold nor the Company, nor any of their Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States that would require the registration of the Securities under the Act; provided, however, that this provision shall not apply to such activities conducted by the Initial Purchasers or on their behalf.

            (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, Royal Ahold and the Company will, during any period in which they are not subject to Section 13 or 15(d) of the Exchange Act or they are not

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                                                                              11

     exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

            (i) Neither Royal Ahold, the Company, nor any of their Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S; provided, however, that this provision shall not apply to such activities conducted by the Initial Purchasers or on their behalf.

            (j) Royal Ahold and the Company will cooperate with the Initial Purchasers and use their reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

            (k) Royal Ahold and the Company will not take, directly or indirectly, any action designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Royal Ahold or the Company to facilitate the sale or resale of the Securities; provided, however, that this provision shall not apply to stabilization or other activities conducted by the Initial Purchasers or on their behalf.

            (l) Royal Ahold and the Company agree to pay or cause to be paid the costs and expenses relating to the following matters: (i) the preparation of this Agreement, the Pass Through Trust Agreements, the Royal Ahold Guarantees, the Registration Rights Agreement and the other Operative Agreements, the issuance of the Securities and, as applicable, the New Securities (as defined in the Registration Rights Agreement) and the fees of the Pass Through Trustee, the Indenture Trustee and their respective counsel; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities and, as applicable, the New Securities (as defined in the Registration Rights Agreement); (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities and, as applicable, the New Securities (as defined in the Registration Rights Agreement), including any stamp or transfer taxes in connection with the original issuance and sale of the Securities and, as applicable, the New Securities (as defined in the Registration Rights Agreement); (iv) the printing (or reproduction) and delivery of this Agreement, the Pass Through Trust Agreements, the Royal Ahold

     Guarantees, the Registration Rights Agreement and all other Operative Agreements, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification);
     (vi) the transportation and other expenses incurred by or on behalf of representatives of Royal Ahold and the Company in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of the accountants of Royal Ahold and the Company and the fees and expenses of counsel (including local and special counsel) for Royal Ahold and the Company and (viii) all other costs and expenses incident to the performance by Royal Ahold and the Company of their obligations hereunder; provided, in the case of clauses (i) to (viii) above, that the legal fees and expenses of counsel to the Initial Purchasers that the Company and Royal Ahold shall be required to pay shall not exceed US $300,000. Royal Ahold and the Company will also pay or reimburse the Initial Purchasers (to the extent incurred by them) for all reasonable travel expenses of the Initial Purchasers and subject to the limitations provided in the proviso in the preceding sentence any other reasonable expenses of the Initial Purchasers incurred in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

            (m) During the period of two years after the Closing Date, neither Royal Ahold nor the Company will become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act and neither Royal Ahold nor the Company is or will become a closed-end investment company required to be registered, but not registered under the Investment Company Act.

            (n) Royal Ahold and the Company will use the net proceeds received from the transactions contemplated by this Agreement in the manner specified in the Final Memorandum under the caption "Use of Proceeds".

            6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of Royal Ahold and the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of Royal Ahold and the Company made in any certificates pursuant to the provisions hereof, to the performance by Royal Ahold and the Company of their obligations hereunder and to the following additional conditions:

            (a) Royal Ahold and the Company shall have requested and caused White & Case LLP, counsel for Royal Ahold and the Company, to furnish to the Initial Purchasers its opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

            (b) The Initial Purchasers shall have received an opinion, dated the Closing Date, from each of the General Counsel or the Senior Legal Counsel of Royal Ahold and De Brauw, Blackstone, Westbroek, N.V., special counsel to Royal Ahold, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

            (c) The Initial Purchasers shall have received opinions with respect to local real estate issues from each of Ballard Spahr Andrews & Ingersoll, LLP, Altman, Kritzer & Levick, P.C. and Murtha, Cullina, Richter & Pinney LLP, dated the Closing Date, each in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

            (d) The Initial Purchasers shall have received an opinion, dated the Closing Date, from Winston & Strawn, counsel to the Owner Participants, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

            (e) The Initial Purchasers shall have received an opinion, dated the Closing Date, from Winston & Strawn, counsel to the Lessors, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

            (f) The Initial Purchasers shall have received an opinion, dated the Closing Date, from counsel to the Sellers reasonably acceptable to the Initial Purchasers and counsel to the Initial Purchasers, which is in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

            (g) The Initial Purchasers shall have received an opinion, dated the Closing Date, from Moore & Van Allen, PLLC, counsel to the Pass Through Trustee and the Indenture Trustee, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

            (h) The Initial Purchasers shall have received an opinion, dated the Closing Date, from Kelley Drye & Warren LLP, counsel to the Remainderman, in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

            (i) The Initial Purchasers shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Pass Through Trust Agreements, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and Royal Ahold and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (j) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by two executive officers of the Company, dated the Closing Date, to the effect that to their knowledge, after reasonable investigation, the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

            (k) Royal Ahold shall have furnished to the Initial Purchasers a certificate of Royal Ahold, signed by two executive officers of Royal Ahold, dated the Closing Date, to the effect that, to their knowledge after reasonable investigation:

                 (i) the representations and warranties of Royal Ahold in this
            Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Royal Ahold has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                 (ii) since the date of the most recent financial statements included or incorporated by reference in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the financial position or results of operations of Royal Ahold and its Subsidiaries, taken as a whole, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

            (l) At the Execution Time and at the Closing Date, Royal Ahold and the Company shall have requested and caused Deloitte & Touche, Accountants to furnish to the Initial Purchasers letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, concerning the financial information with respect to Royal Ahold and the Company set forth or incorporated by reference in the Final Memorandum and confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations thereunder. References to the Final Memorandum in this Section 6(l) include any amendment or supplement thereto at the date of the letter.

            (m) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change in the capital stock or consolidated long-term debt of Royal Ahold or any change, or any development involving a prospective change, in or affecting the general affairs, financial position, shareholders' equity or results of operations of Royal Ahold and its subsidiaries taken as a whole, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchasers, after consultation with Royal Ahold if practical, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

            (n) The Securities shall have been accepted for clearance and settlement through The Depository Trust Company, Euroclear and Clearstream, as applicable.

            (o) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of Royal Ahold's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of Royal Ahold, with possible negative implications.

            (p) Prior to the Closing Date, Royal Ahold and the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

            (q) Royal Ahold, the Company and you shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof and of each Operative Agreement or other document entered into by Royal Ahold and the Company in connection with the transactions contemplated by this Agreement.

            (r) There shall exist at and as of the Closing Date no conditions that would constitute an Event of Default under the Pass Through Trust Agreements, a Lease Event of Default under any Lease or an Indenture Event of Default under any Indenture (or an event that with notice or the lapse of time, or both, would constitute an Event of Default, Lease Event of Default or Indenture Event of Default).

            (s) (i) Moody's Investors Services, Inc. ("Moody's") shall have delivered to Royal Ahold and the Company and the Initial Purchasers a final rating letter, setting forth a rating of Baa1 with respect to the Securities and (ii) Standard & Poor's Ratings Services ("S&P") shall have delivered to Royal Ahold and the Company and the Initial Purchasers a final rating letter, setting forth a rating of BBB+ with respect to the Securities.

            (t) Each of Royal Ahold and the Company shall have furnished to the Initial Purchasers (i) a copy of the resolutions of its Corporate Executive Board (in the case of Royal Ahold) or Board of Directors (in the case of the Company) or committees thereof, certified by an authorized officer of such entity as of the Closing Date, duly authorizing the execution, delivery and performance of this Agreement and each other Operative Agreement to which it is or will be a party and any other documents executed by or on behalf of it in connection with the transactions contemplated thereby; (ii) certified copies of its organizational documents; and (iii), if applicable, certified copies of powers-of-attorney, if any pursuant to which officers of such entity shall execute this Agreement and each other Operative Agreement to which it is or will be a party and any other documents executed by or on behalf of it in connection with the transactions contemplated thereby.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to Royal Ahold and the Company in writing or by telephone or facsimile confirmed in writing.

            The documents required to be delivered by this Section 6 will be delivered at the New York office of White & Case LLP, on the Closing Date.

            7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of Royal Ahold or the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, Royal Ahold or the Company will reimburse the Initial Purchasers severally through Salomon on demand for all out-of-pocket expenses (including reasonable expenses of counsel and up to US $300,000 of reasonable fees and expenses of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

            8. Indemnification and Contribution. (a) Each of the Company and Royal Ahold will, jointly and severally, indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each such Initial Purchaser and each person who controls any such Initial Purchaser within the meaning of either the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Memorandum, the Final Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each indemnified party under the indemnity agreement in this subsection (a) for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, as such expenses are incurred; provided, however, that neither the Company nor Royal Ahold will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or Royal Ahold by or on behalf of any Initial Purchaser expressly for use therein; and provided, further, that neither the Company nor Royal Ahold shall be liable to any indemnified party under the indemnity agreement in this subsection (a) with respect to any Preliminary Memorandum to the extent that any such loss, claim, damage or liability results from the fact that an Initial Purchaser sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Memorandum or the Final Memorandum as then amended or supplemented in any case where such delivery is required by the Act if the Company or Royal Ahold has previously furnished copies thereof in sufficient quantity to such Initial Purchaser as required by Section 5(a) and the loss, claim, damage or liability results from an untrue statement or omission of a material fact contained in a Preliminary Memorandum which was corrected in the Final Memorandum or the Final Memorandum as then amended, modified or supplemented.

            (b) Each Initial Purchaser will, severally and not jointly, indemnify and hold harmless the Company and Royal Ahold, the members of the Supervisory Board and the Corporate Executive Board (in the case of Royal Ahold), the directors (in the case of the Company), officers, employees and agents of the Company and Royal Ahold and each person who controls any such person within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with written information furnished to the Company or Royal Ahold by or on behalf of such Initial Purchaser expressly for use therein, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred. Royal Ahold and the Company acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and the legend in bold letters and under the heading "Plan of Distribution", the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto).

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under paragraphs (a) and (b) of this Section 8, and will not relieve it from any liability which it may have to any indemnified party unless the indemnifying party forfeits substantial rights and defenses as a result thereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, except as set forth below. Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel (including local counsel) to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 8, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on advice of counsel) that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; it being understood, however, that the indemnifying party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all indemnified parties. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Royal Ahold on the one hand and by the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Royal Ahold on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Royal Ahold on the one hand shall be deemed to be equal to the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and Royal Ahold and the relative benefits received by the Initial Purchasers on the other hand shall be deemed to be equal to the total purchase discounts and commissions with respect to the Securities purchased under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Royal Ahold on the one hand or the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, Royal Ahold and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

            (e) The obligations of the Company and Royal Ahold under this
Section 8 shall be in addition to any liability which the Company and Royal Ahold may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Act and the Exchange Act; and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or Royal Ahold and to each person, if any, who controls the Company or Royal Ahold within the meaning of the Act.

            9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to arrange for themselves or other parties to purchase all, but shall not be under any obligation to purchase any, of the Securities. If within 36 hours after such default by either Initial Purchaser the other Initial Purchaser does not arrange for the purchase of such Securities, then the Company and Royal Ahold shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the nondefaulting Initial Purchaser to purchase such Securities on such terms; provided if arrangements satisfactory to you, Royal Ahold and the Company for the purchase of such Securities by the nondefaulting Initial Purchasers or other persons are not made within 12 hours after such default, this Agreement will terminate without liability to any nondefaulting Initial Purchaser, Royal Ahold or the Company. In the event that, within the respective prescribed periods, the nondefaulting Initial Purchaser notifies the Company that it has so arranged for the purchase of the Securities, or Royal Ahold or the Company notifies such Initial Purchaser that it has so arranged for the purchase of such Securities, the nondefaulting Initial Purchaser, Royal Ahold or the Company shall have the right to postpone the Closing Date for the Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Final Memorandum or in any other documents or arrangements. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 9. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to Royal Ahold, the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to Royal Ahold and the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in Royal Ahold's securities shall have been suspended by the Commission or the Official Segment of

Euronext Amsterdam N.V.'s stock market (the "Amsterdam Exchanges") or trading in securities generally on the New York Stock Exchange or the Amsterdam Exchanges shall have been suspended or limited or minimum prices shall have been established on any such exchanges; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iii) there shall have occurred any outbreak or escalation of hostilities in which the United States or The Netherlands is involved, declaration by the United States of a national emergency or war the effect of which on financial markets is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto) or (iv) there shall have occurred any material adverse change in the existing financial, political or economic conditions in the United States and The Netherlands or elsewhere which, in the judgment of the Initial Purchasers, would materially and adversely affect the financial markets or the market for the Securities or debt securities.

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of Royal Ahold, the Company or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or Royal Ahold or the Company or any of the officers, members of the Supervisory Board and the Corporate Executive Board (in the case of Royal Ahold), directors (in the case of the Company and the Initial Purchasers) or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

            12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telefaxed to the Salomon Smith Barney General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney at 388 Greenwich Street, New York, New York 10013; or, if sent to Royal Ahold, will be mailed, delivered or telefaxed to 011-31-75-659-8366 and confirmed to it at Albert Heijnweg 1, 1500 EH Zaandam, The Netherlands, attention of the Legal Department, or, if to the Company, will be mailed, delivered or telefaxed to 1-703-961-6051 and confirmed to it c/o Ahold USA, Inc., 14101 Newbrook Drive, Chantilly, Virginia 20151, attention of the Legal Department; provided, however that any notice to an Initial Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser.

            13. Successors. This Agreement will inure solely to the benefit of and be binding upon the parties hereto and their respective successors and the officers, members of the Supervisory Board and the Corporate Executive Board (in the case of Royal Ahold), directors (in the case of the Company and the Initial Purchasers) and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

            14. Jurisdiction. Royal Ahold and the Company agree that any suit, action or proceeding against Royal Ahold or the Company brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the United States District Court for the Southern District of the State of New York or the Supreme Court of the State of New York for New York County, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. Royal Ahold has appointed Ahold U.S.A., Inc., 14101 Newbrook Drive, Chantilly, Virginia 20151 as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in the United States District Court for the Southern District of the State of New York or the Supreme Court of the State of New York for New York County, by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Royal Ahold hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and Royal Ahold agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon Royal Ahold. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in The Netherlands.

            15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            16. Currency. Each reference in this Agreement to U.S. dollars (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligations of Royal Ahold and the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, Royal Ahold and the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of Royal Ahold or the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

            17. Waiver of Immunity. To the extent that either Royal Ahold or the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, Royal Ahold and the Company hereby irrevocably waive and agree not to plead or claim such immunity in respect of their obligations under this Agreement.

            18. Representation of Initial Purchasers. You will act for the several Initial Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly or by Salomon or Morgan Stanley individually will be binding upon all the Initial Purchasers.

            19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

            20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

            21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

            "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

            "Commission" shall mean the Securities and Exchange Commission.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "Governmental Agency" shall mean any court or governmental agency or body or authorities of any exchange on which the securities of Royal Ahold or any of its Affiliates are listed and admitted for trading.

            "Governmental Authorization" shall mean any consents, approvals, authorizations, orders, registrations, clearances and qualification of or with any Governmental Agency having jurisdiction over the Company, Royal Ahold or any of their Affiliates or any of their properties.

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

            "Regulation D" shall mean Regulation D under the Act.

            "Regulation S" shall mean Regulation S under the Act.

            "Significant Subsidiary" refers to Albert Heijn B.V., BI-LO Inc., Giant Food Stores, Inc., Ahold Vastgoed B.V., Tops Markets, Inc., Giant Food Inc., U.S. Foodservice, ICA Ahold Holding AB and The Stop & Shop Companies, Inc.

            "Subsidiaries" means any corporation or other entity of which at least a majority of the outstanding stock or other ownership interests having by the terms thereof ordinary voting power for the election of directors, managers or trustees of such corporation or other entity or other persons performing similar functions (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned, or controlled by the Company or Royal Ahold or by one or more other Subsidiaries, or by the Company or Royal Ahold and one or more other Subsidiaries, or which is otherwise consolidated by Royal Ahold in its consolidated financial statements.

            "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company, Royal Ahold and the several Initial Purchasers.

                                          Very truly yours,

                                          AHOLD LEASE U.S.A., INC.

                                          By: /s/ Daniel C. Tiedge
                                              ----------------------------------
                                              Name:  Daniel C. Tiedge
                                              Title: Vice President

                                          KONINKLIJKE AHOLD N.V.

                                          By: /s/ Daniel C. Tiedge
                                              ----------------------------------
                                              Name:  Daniel C. Tiedge
                                              Title: Attorney-In-Fact

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated

By: Salomon Smith Barney Inc.

By: /s/ Bruce Paone
    -----------------------------
    Name:  Bruce Paone
    Title: Director

                                                                              26

                                   SCHEDULE I



                     Initial Purchasers                                  Principal Amount of
                                                                     Securities to be Purchased
                                                               ----------------------------------------
                                                               Series 2001-A-1          Series 2001-A-2
                                                               ---------------          ---------------

Salomon Smith Barney Inc....................................   US $156,833,000          US $125,360,000
Morgan Stanley & Co. Incorporated...........................       156,832,000              125,360,000
                                                               ---------------          ---------------

                          Total.............................   US $313,665,000          US $250,720,000

                                                                       EXHIBIT A


                            FORM OF PURCHASER LETTER
                (INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATES)

Salomon Smith Barney Inc.
Morgan Stanley & Co. Incorporated
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY  10013

Ahold Lease U.S.A., Inc.
14101 Newbrook Drive
Chantilly, VA  20151

First Union National Bank
401 South Tryon Street
12th Floor
Charlotte, NC  28288-1179

         Re: Purchase of         % Ahold Lease 2001-A Pass Through
                          Certificates, Series A - due

Ladies and Gentlemen:

This letter is delivered by us in connection with our purchase of the series of
pass through certificates referenced above in an amount of US $         (the
"Securities"). Terms used but not defined herein have the meanings ascribed
thereto in the Pass Through Trust Agreement, Series A -     , dated as of
February 12, 2001 (the "Pass Through Trust Agreement"), between Ahold Lease U.S.A., Inc. (the "Company") and First Union National Bank, as pass through trustee (the "Pass Through Trustee"), for the benefit of the holders of the pass through certificates issued thereunder.

In connection with such purchase, we hereby confirm that:

1. We understand that the Securities are not being and will not be registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state or any other jurisdiction, and are being sold to us in a transaction that is exempt from the registration requirements of the Act and such securities laws.

2. We acknowledge that we have received a copy of the Offering Memorandum dated January 26, 2001 relating to the Securities (the "Final Memorandum") and that we have reviewed the Final Memorandum and that we have had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Final Memorandum and that we have had access to such finance and other information we have deemed necessary concerning the Company, Royal Ahold and the Securities or any other matter relevant to our decision to purchase the

         Securities. We acknowledge that we have read and agree with the matters stated in the section entitled "Notice to Investors" in the Final Memorandum.

3. We acknowledge that none of the Company, Royal Ahold or the initial purchasers (as identified in the Final Memorandum) or any person acting on behalf of the Company, Royal Ahold or the initial purchasers has made any representation to us with respect to the Company, Royal Ahold or the offer or sale of any Securities, other than information contained in the Final Memorandum.

4. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (and any account for which we are purchasing under paragraph 5 below is) an institution that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act) able to bear the economic risk of our or its investment in the Securities and can afford the complete loss of such investment.

5. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and with neither a view to any distribution of the Securities nor any present intention of offering or selling any of the Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

6. We agree that the Securities may not be reoffered, resold, pledged or otherwise transferred except:

                  (A) (i) to a person whom we reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A of the Act in a transaction meeting the requirements of Rule 144A;

                  (ii) to an institution that is an "accredited investor" within the meaning of Rule 501(a)(1) (2), (3) or (7) of Regulation D under the Act in a transaction exempt from the registration requirements of the Act (upon delivery to the Pass Through Trustee or the Company of an opinion of counsel experienced in securities law matters to such effect and such other documentation as the Pass Through Trustee and the Company may request);

                  (iii) in an offshore transaction meeting the requirements of
             Rule 903 or 904 of Regulation S under the Act;

                  (iv) pursuant to an exemption from registration under the Act provided by Rule 144 under the Act, if available;

                  (v) pursuant to an effective registration statement under the
             Act; or

                  (vi) to the Company or any affiliate (as defined in Rule
             501(b) of Regulation D under the Act) of the Company; and

                  (B) in each of the foregoing cases, in accordance with any applicable securities laws of any State of the United States.

7.       We understand as follows:

                  (a) the Securities will be in registered form only and that any certificates delivered to us in respect of the Securities will bear a legend substantially to the following effect:

             "This certificate has not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"). You, the holder hereof, by purchasing this certificate, agree that this certificate may not be resold, pledged or otherwise transferred other than (1) to a person whom the transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A of the Securities Act in a transaction meeting the requirements of Rule 144A, (2) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act,
             (3) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act in a transaction exempt from the registration requirements of the Securities Act (upon delivery to the Pass Through Trustee and Ahold Lease U.S.A., Inc. of an opinion of counsel and other documentation as the Pass Through Trustee or Ahold Lease U.S.A., Inc. may request), (4) pursuant to an effective registration statement under the Securities Act, (5) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (6) to Ahold Lease U.S.A., Inc. or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of Ahold Lease U.S.A., Inc., and in each of the foregoing cases, in accordance with any applicable securities laws of any State of the United States" and

                  (b) fully registered, definitive certificates will be issued without the foregoing legend only in the event of a disposition of the Securities in accordance with the provisions of subsections
             (iv), (v) and (vi) of paragraph 6 above, or at our request at such time as we would be permitted to dispose of them in accordance with Rule 144(k) under the Act (upon delivery of such opinions or other documentation as the Pass Through Trustee or the Company may request).

8. In the event that we purchase any of the Securities, we will acquire Securities having a minimum purchase price of not less than US $100,000 for our own account or for any separate account for which we are acting.

9. We hereby undertake to be bound by the terms and conditions of the Pass Through Trust Agreement in our capacity as an owner of the Securities in all respects as if we were a signatory thereto. This undertaking is made for the benefit of the certificate registrar, the Pass Through Trustee and all holders of the Securities present and future.

10. We will not sell or otherwise transfer any portion of the Securities, except in compliance with the Pass Through Trust Agreement (including the provisions thereof requiring delivery of a purchase letter containing a representation that the transferee is an "accredited investor" as described above and such other certifications, opinions of counsel or other information as the Pass Through Trustee or the Company requires to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act) and in compliance with the provisions hereof.

11. Either (1) we are neither an employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor any plan, within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), which is subject to Section 4975 of the Code, nor any entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or plan's investment in the entity (each of the foregoing a "Plan") and we are not acquiring or holding the Securities or any interest therein on behalf of, or with the assets of, a Plan or (2) our purchase, holding and disposition of the Securities or interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more applicable statutory or administrative prohibited transaction exemptions.

We acknowledge that the addressees hereof and others will rely on our confirmations, acknowledgments and agreements set forth herein. The Pass Through Trustee and the Company are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. THIS LETTER WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                      Very truly yours,

                                      [Name of Purchaser]

                                      By:
                                         ---------------------------------------
                                         ---------------------------------------
                                         Name:
                                         Title:

Dated:

Securities to be Purchased

                                                                       EXHIBIT B

                       Selling Restrictions for Offers and
                         Sales outside the United States
                         -------------------------------

         (1)(a) The Securities have not been registered under the Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(b)(i) or (ii) of the Agreement to which this is an exhibit, it has not offered or sold the Securities, and will not offer or sell the Securities in the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time; or
(ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date (such period, the "Distribution Compliance Period"). Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the Distribution Compliance Period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and February 12, 2001, except in either case in accordance with Rule 144A or an institutional accredited investor pursuant to an exemption from registration under the Act. Terms used above have the meanings given to them by Regulation S."

         (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

         (c) Terms used in this section and not otherwise defined in the Agreement have the meanings given to them by Regulation S.

         (2) Each Initial Purchaser severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

         (3) Each Initial Purchaser understands that no action has been taken to permit a public offering of the Securities in any jurisdiction outside the United States where action would be required for such purpose. Each of the Initial Purchasers agrees that it will not offer, sell, or deliver any of the Securities in any jurisdiction outside the United States, except under circumstances that will result in compliance with the applicable laws thereof and in the manner contemplated by the Final Memorandum, and that it will take whatever action is required to permit its purchase and resale of the Securities in such jurisdiction.